Exhibit 99.1
Investor Relations:
Michael Picariello
CommVault
732-728-5380
ir@commvault.com
CommVault Announces Second Quarter Fiscal 2009 Financial Results
Total Revenue Up 34% and Software Revenue Up 32% Year Over Year
Second Quarter Fiscal 2009 Highlights Include:

GAAP Results:
Revenues	$63.3 million
Income from Operations (EBIT)	$7.7 million
EBIT Margin	12.2%
Diluted Earnings Per Share	$0.11

Non-GAAP Results:
Income from Operations (EBIT)	$10.4 million
EBIT Margin	16.5%
Diluted Earnings Per Share	$0.17
OCEANPORT, N.J. – October 29, 2008 – CommVault [NASDAQ: CVLT] today announced its financial results for the second quarter ended September 30, 2008.
N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We delivered an excellent second quarter which was highlighted by record revenues and increased earnings. Our 32% growth in software revenue was driven by our ability to close a record number of enterprise deals during the quarter, strong demand for our non-backup products and another exceptional quarter from our international operations. Our performance in a challenging economic environment demonstrates the quality and value that our Simpana® software suite provides to our customers worldwide.”
Total revenues in the second quarter of fiscal 2009 were $63.3 million, an increase of 34% over the second quarter of fiscal 2008 and an increase of 15% over the prior quarter. Software revenue in the second quarter of fiscal 2009 was $35.2 million, up 32% year-over-year and up 27% sequentially. Services revenue in the second quarter of fiscal 2009 was $28.2 million, up 35% year-over-year and 3% sequentially.

Income from operations (EBIT) was $7.7 million for the second quarter, a 66% increase from $4.7 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 49% to $10.4 million in the second quarter of fiscal 2009 compared to $7.0 million in the second quarter of the prior year.
For the second quarter of fiscal 2009, CommVault reported net income of $4.7 million, an increase of $1.3 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 35% to $7.7 million, or $0.17 per diluted share, from $5.7 million, or $0.12 per diluted share, in the same period of the prior year.
Due to the uncertainties in the equity markets, the foreign exchange markets and the macro economic environment, CommVault is providing both quarterly and annual guidance. For the quarter ending December 31, 2008, CommVault currently expects:
•	Total revenues in the range of $63 million to $65 million.

•	Non-GAAP gross margin of approximately 87.0%.

•	Non-GAAP income from operations (EBIT) margin of 16.0% to 17.0%.

•	Non-GAAP diluted EPS in the range of $0.17 per share to $0.19 per share using an effective tax rate of approximately 30% and a weighted average diluted share count of approximately 43.5 million. The weighted average diluted share count does not take into consideration any additional share repurchases.
The non-GAAP gross margin percentages above exclude approximately $0.1 million related to noncash stock-based compensation charges. The non-GAAP diluted EPS guidance excludes approximately $0.04 per share of noncash stock-based compensation charges, net of non-GAAP income tax benefits of approximately $0.02 per share, and any additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

For the fiscal year ending March 31, 2009, CommVault currently expects:
•	Total revenues in the range of $247 million to $250 million.

•	Non-GAAP gross margin of approximately 87.0%.

•	Non-GAAP income from operations (EBIT) margin of 15.5% to 16.5%.

•	Non-GAAP diluted EPS in the range of $0.66 per share to $0.68 per share using an effective tax rate of approximately 30% and a weighted average diluted share count of approximately 44.0 million to 44.6 million. The weighted average diluted share count does not take into consideration any additional share repurchases during the remainder of fiscal 2009.

•	An actual cash tax rate in the range of 10% to 15%.
The non-GAAP gross margin percentages above exclude approximately $0.3 million related to noncash stock-based compensation charges. The non-GAAP diluted EPS guidance excludes approximately $0.16 per share to $0.18 per share of noncash stock-based compensation charges, net of non-GAAP income tax benefits of approximately $0.07 per share, and any additional FICA expense that will be incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
Operating cash flow totaled $14.2 million for the second quarter of fiscal 2009 compared to $4.5 million in the second quarter of fiscal 2008. Total cash and cash equivalents as of September 30, 2008 were $101.3 million.
During the second quarter of fiscal 2009, CommVault repurchased 651,221 shares of common stock under its share repurchase plan with a total cost of approximately $8.9 million, of which $6.0 million was paid as of September 30, 2008. As of October 29, 2008, CommVault has repurchased $40.2 million of common stock (2,853,105 shares) out of the $80.0 million in total that is authorized under its stock repurchase program. As a result, CommVault may repurchase an additional $39.8 million of its common stock through July 31, 2009.
A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:
•	On October 21, 2008, CommVault announced a strategic partnership with McAfee to deliver an integrated data and security management solution built on the two companies’ respective data management, backup and security expertise.

•	On October 8, 2008, CommVault announced that it is teaming with Dell to offer a new integrated backup-to-disk solution that will give small- and medium-sized (SMB) companies better assurance that mission-critical data is protected, available and accessible.

•	On September 15, 2008, CommVault announced that it won the Diogenes Labs – Storage magazine Quality Award in the enterprise-class backup and recovery software category.

•	On September 8, 2008, CommVault announced that its Simpana software suite was certified for Microsoft’s most advanced Windows Server operating system, Windows Server 2008.
Use of Non-GAAP Financial Measures
CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP gross margin, non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.
Non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the related additional FICA expense are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the related additional FICA expense incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.
There are a number of limitations related to the use of non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.
CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.
Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the related additional FICA expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 30% in fiscal 2009 and 28% in fiscal 2008.
CommVault anticipates that in any given quarter its non-GAAP effective tax rate may be either higher or lower than the most directly comparable GAAP effective tax rate as evidenced by the historical quarterly fluctuations CommVault has experienced in its GAAP effective tax rate. For example, CommVault’s quarterly GAAP effective tax rate in fiscal 2008 ranged from an expense of 39% in the first quarter of the year to a benefit of 12% in the third quarter of the year resulting in a GAAP tax rate for the entire fiscal 2008 period of approximately 23% (including the impact of the $1.3 million reversal of deferred tax valuation allowances in certain international jurisdictions in the quarter ended December 31, 2007). In addition, the GAAP effective tax rate for the six months ended September 30, 2008 was 39%.
CommVault currently expects that its long-term terminal tax rate will be within a range of 30% to 32%. As a result, CommVault will gradually increase its non-GAAP effective tax rate as it approaches its anticipated long-term GAAP tax rate. CommVault measured itself to a non-GAAP effective tax rate of 28% in fiscal 2008 and will measure itself to a non-GAAP effective tax rate of 30% in fiscal 2009 in order to reflect this gradual increase to its long-term terminal rate. In addition, CommVault believes that the use of a non-GAAP proforma tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the effective tax rate as more fully described above. Non-GAAP EPS is derived from non-GAAP net income divided into the weighted average shares outstanding on a fully diluted basis.
CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP gross margin, non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.
Conference Call Information
CommVault will host a conference call today, October 29, 2008, at 5:00 p.m. EST to discuss its financial results. To access this call, dial 866-356-4279 (domestic) or 617-597-5394 (international). Additionally, a live web cast of the conference call will be hosted under “Webcasts and Presentations” located under the “Investor Relations” section on CommVault’s Web site www.commvault.com.
An archived web cast of this conference call will also be available on the “Investor Relations” section of CommVault’s Web site, www.commvault.com.

About CommVault
A singular vision - a belief in a better way to address current and future data management needs - guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States. (cvlt-f)
Safe Harbor Statement
This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.
CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, Recovery Director, CommServe, CommCell and ROMS, are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I
CommVault Systems, Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Software	$35,156	$26,556	$62,860	$50,636
Services	28,180	20,850	55,471	40,759

Total revenues	63,336	47,406	118,331	91,395

Cost of revenues:
Software	634	542	1,338	1,003
Services	7,115	5,636	14,001	11,460

Total cost of revenues	7,749	6,178	15,339	12,463

Gross margin	55,587	41,228	102,992	78,932

Operating expenses:
Sales and marketing	32,302	23,088	59,866	44,315
Research and development	7,752	6,667	15,188	13,126
General and administrative	6,883	6,098	13,914	11,256
Depreciation and amortization	943	723	1,804	1,422

Income from operations	7,707	4,652	12,220	8,813

Interest expense	(27)	—	(27)	(114)
Interest income	588	886	1,197	1,703

Income before income taxes	8,268	5,538	13,390	10,402

Income tax expense	(3,539)	(2,100)	(5,184)	(3,985)

Net income	$4,729	$3,438	$8,206	$6,417

Net income per common share:
Basic	$0.11	$0.08	$0.19	$0.15

Diluted	$0.11	$0.08	$0.18	$0.14

Weighted average common shares outstanding:
Basic	42,314	43,103	42,493	42,726

Diluted	44,498	45,677	44,701	45,321

Table II
CommVault Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$101,259	$91,661
Trade accounts receivable, net	38,357	44,284
Prepaid expenses and other current assets	4,314	3,409
Deferred tax assets	14,941	15,348

Total current assets	158,871	154,702

Deferred tax assets	36,369	39,506
Property and equipment, net	6,499	5,868
Other assets	1,185	754

Total assets	$202,924	$200,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,315	$2,218
Accrued liabilities	23,269	22,623
Deferred revenue	57,069	52,348

Total current liabilities	82,653	77,189

Deferred revenue, less current portion	7,289	7,210
Other liabilities	7,251	6,896

Total stockholders’ equity	105,731	109,535

Total liabilities and stockholders’ equity	$202,924	$200,830

Table III
CommVault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	September 30,
	2008	2007
Cash flows from operating activities
Net income	$8,206	$6,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,857	1,500
Noncash stock-based compensation	5,261	4,026
Excess tax benefits from stock-based compensation	(727)	(2,486)
Deferred income taxes	1,678	356

Changes in operating assets and liabilities:
Accounts receivable	4,873	(8,268)
Prepaid expenses and other current assets	(1,031)	(490)
Other assets	(494)	(231)
Accounts payable	197	641
Accrued liabilities	1,309	2,269
Deferred revenue and other liabilities	7,120	6,578

Net cash provided by operating activities	28,249	10,312

Cash flows from investing activities
Purchase of property and equipment	(2,719)	(1,869)

Net cash used in investing activities	(2,719)	(1,869)

Cash flows from financing activities
Repurchase of common stock	(17,448)	—
Proceeds from the exercise of stock options	2,095	5,928
Excess tax benefits from stock-based compensation	727	2,486
Net proceeds from follow-on public offering of common stock	—	4,315
Repayments on term loan	—	(7,500)

Net cash provided by (used in) financing activities	(14,626)	5,229

Effects of exchange rate — changes in cash	(1,306)	510

Net increase in cash and cash equivalents	9,598	14,182
Cash and cash equivalents at beginning of period	91,661	65,001

Cash and cash equivalents at end of period	$101,259	$79,183

Table IV
CommVault Systems, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$7,707	$4,652	$12,220	$8,813
Noncash stock-based compensation (1)	2,683	2,213	5,261	4,026
FICA expense on stock option exercises and vesting on restricted stock awards (2)	36	145	132	392

Non-GAAP income from operations	$10,426	$7,010	$17,613	$13,231

GAAP net income	$4,729	$3,438	$8,206	$6,417
Noncash stock-based compensation (1)	2,683	2,213	5,261	4,026
FICA expense on stock option exercises and vesting on restricted stock awards (2)	36	145	132	392
Non-GAAP provision for income taxes adjustment (3)	243	(111)	(451)	(165)

Non-GAAP net income	$7,691	$5,685	$13,148	$10,670

Diluted weighted average shares outstanding	44,498	45,677	44,701	45,321

Non-GAAP diluted net income per share	$0.17	$0.12	$0.29	$0.24

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Cost of services revenue	$63	$42	$126	$75
Sales and marketing	1,225	1,059	2,399	1,917
Research and development	418	323	776	580
General and administrative	977	789	1,960	1,454

Stock-based compensation expense	$2,683	$2,213	$5,261	$4,026

(2)	Represents additional FICA expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.

(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 30% in fiscal 2009 and 28% in fiscal 2008.